UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/31/2011

InSite Vision Incorporated
(Exact name of registrant as specified in its charter)

Commission File Number:  0-22332

Delaware	94-3015807
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

965 Atlantic Ave.
Alameda, California 94501
(Address of principal executive offices, including zip code)

510-865-8800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 1, 2011, InSite Vision Incorporated (the "Company") announced the resignation of Evan S. Melrose, M.D. from the Company's Board of Directors (the "Board"), effective immediately. Dr. Melrose served on the Board and as its Chairman since 2008. Dr. Melrose's resignation did not result from any disagreements with management or the Board. Instead, Dr. Melrose's resignation will allow him to focus his attention on his current and new investment funds.

The Company has initiated a search for a replacement for Dr. Melrose on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InSite Vision Incorporated

Date: November 01, 2011	By:	/s/ Louis Drapeau
Louis Drapeau
Chief Financial Officer